Exhibit 99.1

News Release

Media Contact: Investor Contact:	Lauren C. Steele Senior VP—Corporate Affairs 704-557-4551 James E. Harris Senior VP – Shared Services & CFO 704-557-4582

FOR IMMEDIATE RELEASE	Symbol: COKE
May 8, 2014	Quoted: The NASDAQ Stock Market (Global Select Market)

Coca-Cola Bottling Co. Consolidated Announces Agreement with

The Coca-Cola Company to Expand Franchise Territory

•   Territories include Morristown and Johnson City, Tennessee

•   First phase of previously-announced franchise territory expansion

CHARLOTTE, NC—Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE), the nation’s largest independent Coca-Cola bottler, today announced it has signed a definitive agreement with The Coca-Cola Company to expand the bottler’s franchise territory to include the Morristown and Johnson City, TN territories currently served by Coca-Cola Refreshments USA, Inc. (CCR), a wholly-owned subsidiary of The Coca-Cola Company. This agreement represents the first phase of the proposed franchise territory expansion described in the previously-announced Letter of Intent between the Company and The Coca-Cola Company. The Company expects the transaction to close by the end of May 2014.

The Company is continuing to work towards a definitive agreement with The Coca-Cola Company for the remainder of the proposed franchise territory expansion described in the previously-announced Letter of Intent, including Knoxville, Cleveland and Cookeville, TN and Louisville, Lexington, Paducah and Pikeville, KY and Evansville, IN.

“We are excited about reaching this agreement with The Coca-Cola Company to grow our Company. We believe that the refranchising of these territories of the Coca-Cola system will position us to deliver increased value for our customers, shareowners and employees,” Coca-Cola Consolidated Chairman and CEO J. Frank Harrison III said.

“The signing of this agreement represents a significant step in our ongoing collaboration with The Coca-Cola Company and a number of our fellow bottlers focused on how to best serve our customers and consumers in the 21st century. The nature of this expanded franchise territory provides a unique opportunity to leverage our strengths as the local Coca-Cola bottler in the many communities we serve,” added Hank Flint, Coca-Cola Consolidated President and COO.

The definitive agreement and other agreements to be entered into at closing will provide the Company the exclusive rights to distribute brands owned by The Coca-Cola Company as well as certain other brands not owned by The Coca-Cola Company that are currently being distributed in the Morristown and Johnson City territories by CCR. The transaction includes the purchase by the Company of distribution assets and certain working capital items from CCR relating to these territories and the purchase of exclusive rights to distribute certain non-Coca-Cola brands in these territories. The transaction also includes the grant by CCR to the Company of exclusive rights to distribute brands owned by The Coca-Cola Company in these territories under a comprehensive beverage agreement to be entered into at closing. Under such agreement, the Company will make a quarterly sub-bottling payment to CCR on a continuing basis after the closing for the grant of such exclusive rights. The Company will not acquire any production assets from CCR and will, with certain exceptions, purchase finished goods from CCR to service customers in these territories.

Closing of the transaction is subject to the parties satisfying certain conditions. There can be no assurances that these conditions will be satisfied or, if not satisfied, waived. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission regarding the proposed transaction that will be available on the Commission’s website at http://www.sec.gov and on the Company’s website at http://www.cokeconsolidated.com. For more information about the transaction, including the closing conditions and about the Company’s relationship with The Coca-Cola Company, investors should read the information included in the Company’s Current Report on Form 8-K and the agreements filed as exhibits to such report.

Headquartered in Charlotte, NC, Coca-Cola Consolidated is the nation’s largest independent Coca-Cola bottler with franchise territories in 11 states. The Company’s current major markets include: Charlotte, Raleigh, Wilmington, Greenville, the Triad, and Asheville in North Carolina; Greenville, Columbia, and Charleston in South Carolina; Charleston, Beckley, and Parkersburg in West Virginia; Roanoke and Bristol in VA; Nashville, TN; Columbus and Albany in GA; Mobile, AL; Panama City, FL; and Biloxi, MS.

Cautionary Information Regarding Forward-Looking Statements

Included in this news release and other information that we make publicly available from time to time are forward-looking management comments and other statements that reflect management’s current outlook for our performance in future periods and management’s expectations for the proposed territory expansion described in the Letter of Intent between the Company and The Coca-Cola Company entered into in April 2013. These statements include, among others, statements regarding the time frame for and sequencing of the proposed territory expansion and other potential opportunities for profitably growing our business as well as our plans for continuing to innovate and evolve packaging and marketing strategies to respond to ever-changing consumer tastes.

These statements and expectations are based on currently available competitive, financial and economic data along with our operating plans and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. Implementation of the balance of the proposed territory expansion described in the April 2013 Letter of Intent is subject to negotiation and execution of definitive agreements with The Coca-Cola Company and its affiliates for and consummation of specific territory expansion transactions. Among the other events or uncertainties which could adversely affect our performance in future periods are:

lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers could impact our profitability; increased purchases of finished goods subject us to incremental risks that could impact our profitability; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; and the concentration of our capital stock ownership. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K for the year ended December 29, 2013 under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements contained in this release as a result of new information or future events or developments.

—Enjoy Coca-Cola—